Exhibit (i)(2)



                               Hale and Dorr LLP
                               Counsellors at Law
                                 60 State Street
                           Boston,Massachusetts 02109

                          617-526-6000 FAX 617-526-5000



                                                          April 25, 2000



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

         Re: Post-Effective Amendment No. 6 to the Registration Statement of Catholic Values Investment Trust (Trust) File Nos. 333-17161; 811-07951 (PEA no. 6)
                  ---------------------------------------------------

Gentlemen:

     Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 6 of its opinion, dated April 7, 1998, filed with the Securities and Exchange Commission on April 30, 1998, as exhibit no. 10 to post-effective amendment no. 3.

     The consent may not be used for any purpose other than as set forth above without our further consent.

                                               Very truly yours,

                                            /s/Hale and Dorr LLP

                                               Hale and Dorr LLP